UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 24, 2009, Incyte Corporation (“Incyte”) entered into a Collaboration and License Agreement (the “License Agreement”) with Novartis International Pharmaceutical Ltd. (“Novartis”).

Under the terms of the License Agreement, Novartis received exclusive development and commercialization rights outside of the United States to Incyte’s JAK inhibitor compound INCB18424 and certain back-up compounds for hematologic and oncology indications, including all hematological malignancies, solid tumors and myeloproliferative diseases. Novartis also received worldwide exclusive development and commercialization rights to Incyte’s c-MET inhibitor compound INCB28060 and certain back-up compounds in all indications. Incyte retained exclusive development and commercialization rights to INCB18424 in the United States and in certain other indications, and an option to co-develop and co-promote INCB28060 in the United States. Novartis has agreed to pay Incyte an upfront payment of $150 million plus an immediate $60 million milestone payment. Incyte may be eligible to receive future additional payments if defined development and commercialization milestones are achieved and to receive royalties on any future sales.   Each company will be responsible for costs relating to the development and commercialization of the JAK inhibitor compound in its respective territories, with costs of collaborative studies shared equally.  Novartis will be responsible for all costs relating to the development and commercialization of the c-MET inhibitor compound after the Phase I clinical trial.

The License Agreement will continue on a program-by-program basis until Novartis has no royalty payment obligations with respect to such program, or if earlier, the termination of the License Agreement or any program in accordance with the terms of the License Agreement. The License Agreement may be terminated in its entirety or on a program-by-program basis by Novartis for convenience. The License Agreement may also be terminated by either party  under certain other circumstances, including material breach, as set forth in the License Agreement.

A copy of the press release dated November 25, 2009 relating to the License Agreement is attached hereto as Exhibit 99.1.

Item  9.01            Financial Statements and Exhibits.

(d)          Exhibits

99.1         Press release issued by Incyte Corporation dated November 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2009

INCYTE CORPORATION

	By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel